EXHIBIT 32.1

Pursuant  to  section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of CompuMed (the "Company"), does hereby certify, to such officer's knowledge, that:

The Annual Report for the year ended September 30, 2005 (the "Form 10-KSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/  John  G.  McLaughlin
-------------------------
John  G.  McLaughlin
President  and  Chief  Executive  Officer
December  27,  2005



/s/  Phuong  Dang
-----------------
Phuong  Dang
Secretary, Controller, and Principal  Financial  Officer
December  27,  2005